Exhibit 23









                 CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference of our report dated February 21, 1997, with respect to the consolidated financial statements and schedule of Phillips Petroleum Company included in the Annual Report (Form 10-K) for the year ended December 31, 1996, in the following registration statements and related prospectuses.

  Phillips Petroleum Company       Form S-3    File No. 33-51559

  Phillips Petroleum Company       Form S-3    File No. 33-54987

  Phillips Petroleum Company       Form S-3    File No. 333-01209

  Thrift Plan of Phillips
    Petroleum Company              Form S-8    File No. 33-50134

  Long-Term Stock Savings Plan of
    Phillips Petroleum Company     Form S-8    File No. 33-50283

  Retirement Savings Plan of
    Phillips Petroleum Company     Form S-8    File No. 33-28669




                                            /s/ Ernst & Young LLP

                                                ERNST & YOUNG LLP

Tulsa, Oklahoma
February 21, 1997

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